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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                AMENDMENT NO. 1
                                       TO


                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) of
                       THE SECURITIES EXCHANGE ACT OF 1934

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                         RIO VISTA ENERGY PARTNERS L.P.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 20-0153267
            (STATE OR OTHER                          (I.R.S. EMPLOYER
            JURISDICTION OF                           IDENTIFICATION
           INCORPORATION OR                               NUMBER)
             ORGANIZATION)

               820 GESSNER ROAD, SUITE 1285, HOUSTON, TEXAS 77024
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (713) 467-8235

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                   -----------

        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: None.

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                                  Name of each exchange on which
Title of class to be so registered                class is to be registered
----------------------------------                -------------------------

Common Units Representing Limited                 The Nasdaq National Market
Partner Interests

                                    --------

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                         RIO VISTA ENERGY PARTNERS L.P.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

               CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

      Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.             Caption                 Location in Information Statement
--------             -------                 ---------------------------------
1.       Business                            "Business;" "Unaudited Pro Forma
                                             Condensed Consolidated Financial
                                             Information;" "Risk Factors;" and
                                             "Consolidated Financial Statements"

2.       Financial Information               "Unaudited Pro Forma Condensed
                                             Consolidated Financial
                                             Information;" "Selected Financial
                                             Data;" "Management's Discussion and
                                             Analysis of Financial Condition and
                                             Results of Operation;"
                                             "Business-Quantitative and
                                             Qualitative Disclosure about Market
                                             Risk;" and "Consolidated Financial
                                             Statements"

3.       Properties                          "Business- Properties"

4.       Security Ownership of Certain       "Security Ownership of Certain
         Beneficial Owners and Management    Beneficial Owners and Management"

5.       Managers and Executive Officers     "Management"

6.       Executive Compensation              "Management- Executive
                                             Compensation"; "Management-
                                             Compensation of Managers"

7.       Certain Relationships and Related   "Certain Relationships and Related
         Transactions                        Transactions" and "Arrangements
                                             between Rio Vista and Penn Octane
                                             Relating to the Distribution."

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
8.       Legal Proceedings                   "Business- Legal Proceedings"

9.       Market Price of and Distributions   "The Distribution- Approval and
         on the Registrant's Common Units    Trading of Common Units;" "The
         and Related Unitholder Matters      Distribution-Treatment of
                                             Warrants;" "Risk Factors;" "Cash
                                             Distribution Policy;" "Security
                                             Ownership of Certain Beneficial
                                             Owners and Management-Securities
                                             Authorized for Issuance under
                                             Equity Compensation Plans;" "The
                                             Partnership Agreement-Registration
                                             Rights"

10.      Recent Sales of Unregistered        Not included. (See Part II Item 10)
         Securities

11.      Description of Registrant's         "Description of Common Units of Rio
         Securities to be  Registered        Vista;" "The Partnership
                                             Agreement;" "Cash Distribution
                                             Policy;" "Resale of Common Units
                                             Received in the Distribution"

12.      Indemnification of Managers         "Liability and Indemnification of
         and Officers                        Officers and Managers"

13.      Financial Statements and            "Unaudited Pro Forma Condensed
         Supplementary Data                  Consolidated Financial
                                             Information;" and Consolidated
                                             Financial Statements"

14.      Changes in and Disagreements with   None.
         Accountants and Accounting
         and Financial Disclosure

15.      Financial Statements and Exhibits   "Index to Consolidated Financial
                                             Statements"

II.      INFORMATION NOT INCLUDED IN INFORMATION STATEMENT.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

         We were formed as a limited partnership in Delaware on July 10, 2003 under the name "Rio Vista Energy Partners L.P." We issued all of our common units to Penn Octane Corporation, a Delaware corporation, representing a 98% limited partner interest in us for $980.00, and a 2% general partner interest to Rio Vista GP LLC, a Delaware limited liability company and our sole general partner, for $20.00. These issuances were exempt from

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registration under the Securities Act of 1933, as amended, pursuant to Section
4(2) thereof because they did not involve any public offering of securities.

         We granted Shore Capital LLC, designee of Richard Shore, Jr., President of Penn Octane, the option, exercisable after the date of the distribution, to purchase 97,415 of our common units at a per unit exercise price of $8.47, and Penn Octane granted Shore Capital LLC the option, exercisable after the date of the distribution, to purchase 25% of the limited liability company interests of our general partner from Penn Octane Corporation at an exercise price equal to the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution, which we estimate to be within a range between $55,000 and $100,000 (prior to any investment in the general partner by a third party). The option is exercisable for a period of three years from the grant date. Pursuant to an option agreement dated July 10, 2003, Jerome B. Richter, Chief Executive Officer of Penn Octane, has the option, exercisable after the date of the distribution, to purchase 25% of the limited liability company interests of our general partner from Penn Octane Corporation at an exercise price equal to the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution, which we estimate to be within a range between $55,000 and $100,000. The estimated range of the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution is equal to one-half of one percent of an estimated range of values between $11.4 million and $19.5 million of the assets to be transferred to our operating partnership by Penn Octane. See "The Distribution--Material Federal Income Tax Consequences of the Distribution--Federal Income Tax Consequences of the Distribution to Penn Octane." The actual exercise price of options of Shore Capital LLC and Jerome B. Richter to purchase interests in our general partner will equal one-half of one percent of the actual tax basis of the assets transferred to our operating partnership immediately after the transfer, which tax basis could be more or less than the estimated range. These issuances were granted as compensation to Jerome B. Richter and Richard Shore, Jr. as compensation for past and future services and were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because they will not involve any public offering of securities.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The following financial statements are filed as part of this registration statement:

                  (i) Audited Financial Statements of Rio Vista Energy Partners L.P. and the Division of Penn Octane Corporation to be Transferred to Rio Vista Energy Partners L.P.:

                           Report of Independent Certified Public Accountants

                           Audited Consolidated Balance Sheet as of December 31, 2003

                           Report of Independent Certified Public Accountants

                           Consolidated Balance Sheets as of July 31, 2003 and 2002

                           Consolidated Statements of Operations for the Years Ended July 31, 2003, 2002 and 2001

                           Consolidated Statements of Cash Flows for the Years Ended July 31, 2003, 2002 and 2001

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                  (ii)     Unaudited Financial Statements of Rio Vista Energy
Partners L.P. and the Division of Penn Octane Corporation to be Transferred to Rio Vista Energy Partners L.P.

                           Independent Certified Public Accountants' Review
                           Report

                           Consolidated Balance Sheets for December 31, 2003 and June 30, 2004

                           Independent Certified Public Accountants' Review
                           Report

                           Consolidated Statements of Operations for the Three and Nine Months Ended April 30, 2003 and 2004

                           Consolidated Statement of Cash Flows for the Nine Months Ended April 30, 2003 and 2004

                  (iii)    Audited Financial Statements of Penn Octane
Corporation:

                           Report of Independent Certified Public Accountants

                           Consolidated Balance Sheets for the Years Ended July 31, 2003 and 2002

                           Consolidated Statements of Operations for the Years Ended July 31, 2001, 2002 and 2003

                           Consolidated Statements of Stockholders' Equity for the Years Ended July 31, 2001, 2002 and 2003

                           Consolidated Statement of Cash Flows for the Years Ended July 31, 2001, 2002 and 2003

                     (iv) Unaudited Financial Statements of Penn Octane
Corporation:

                           Independent Certified Public Accountants' Review
                           Report

                           Consolidated Balance Sheets for July 31, 2003 and April 30, 2004

                           Consolidated Statements of Operations for the Three and Nine Months Ended April 30, 2003 and 2004

                           Consolidated Statement of Cash Flows for the Nine Months Ended April 30, 2003 and 2004

         (b)      Exhibits:


Exhibit No.                         Description
-----------                         -----------
2.1           Distribution Agreement dated September 16, 2004, by and between
              Rio Vista Energy Partners L.P. and Penn Octane Corporation.

3.1*          Certificate of Limited Partnership of Rio Vista Energy


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
              Partners L.P.

3.2           First Amended and Restated Agreement of Limited Partnership of Rio
              Vista Energy Partners L.P. dated September 16, 2004

3.3*          Certificate of Limited Partnership of Rio Vista Operating
              Partnership L.P.

3.4           First Amended and Restated Agreement of Limited Partnership of Rio
              Vista Operating Partnership L.P. dated September 16, 2004

3.5*          Certificate of Formation of Rio Vista GP LLC

3.6           Amended and Restated Limited Liability Company Agreement of Rio
              Vista GP LLC dated September 16, 2004

3.7*          Certificate of Formation of Rio Vista Operating GP LLC

3.8*          Limited Liability Company Agreement of Rio Vista Operating GP LLC

4.1           Specimen Unit Certificate for Common Units (contained in Exhibit
              3.2)

8.1* Opinion of Fulbright & Jaworski L.L.P. as to certain U.S. federal income tax considerations

10.1          Contribution, Conveyance and Assumption Agreement dated September
              16, 2004

10.2          Omnibus Agreement dated September 16, 2004

10.3          Purchase Contract dated October 1, 2004, for sale of LPG by Penn
              Octane Corporation to Rio Vista Operating Partnership L.P.

10.4*         Form of Unit Purchase Option between Penn Octane Corporation and
              Shore Capital LLC

10.5*         Form of Unit Purchase Option between Penn Octane Corporation and
              Jerome B. Richter

10.6*         Form of Unit Option Agreement between Rio Vista Energy Partners
              L.P. and Shore Capital LLC

10.7*         Forms of Warrants to Purchase Common Units to be issued to Penn
              Octane warrantholders

10.8*         Form of Voting Agreement among Penn Octane Corporation, Jerome B.
              Richter and Shore Capital LLC

10.9          Employment Agreement between Penn Octane Corporation and Richard
              Shore, Jr. dated effective May 13, 2003

21            List of Subsidiaries of Rio Vista Energy Partners L.P.

23.1*         Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 8.1)

99.1          Rio Vista Energy Partners L.P. Information Statement dated
              September 17, 2004

99.2*         Fairness Opinion of Houlihan Lokey Howard & Zukin Financial
              Advisors, Inc.



* Previously filed as an exhibit to the Form 10 filed August 26, 2004 (SEC File No. 0-50394).

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                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                     RIO VISTA ENERGY PARTNERS L.P.

                                     By:    Rio Vista GP LLC, its
                                            General Partner

                                            By:    /s/ Richard Shore, Jr.
                                               ---------------------------------
                                            Richard Shore, Jr., President


Dated:  September 16, 2004


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                                INDEX TO EXHIBITS


Exhibit No.                               Description
-----------                               -----------
2.1           Distribution Agreement dated September 16, 2004, by and between
              Rio Vista Energy Partners L.P. and Penn Octane Corporation.

3.1*          Certificate of Limited Partnership of Rio Vista Energy Partners
              L.P.

3.2           First Amended and Restated Agreement of Limited Partnership of Rio
              Vista Energy Partners L.P. dated September 16, 2004

3.3*          Certificate of Limited Partnership of Rio Vista Operating
              Partnership L.P.

3.4           First Amended and Restated Agreement of Limited Partnership of Rio
              Vista Operating Partnership L.P. dated September 16, 2004

3.5*          Certificate of Formation of Rio Vista GP LLC

3.6           Amended and Restated Limited Liability Company Agreement of Rio
              Vista GP LLC dated September 16, 2004

3.7*          Certificate of Formation of Rio Vista Operating GP LLC

3.8*          Limited Liability Company Agreement of Rio Vista Operating GP LLC

4.1           Specimen Unit Certificate for Common Units (contained in Exhibit
              3.2)

8.1* Opinion of Fulbright & Jaworski L.L.P. as to certain U.S. federal income tax considerations

10.1          Contribution, Conveyance and Assumption Agreement dated September
              16, 2004

10.2          Omnibus Agreement dated September 16, 2004

10.3          Purchase Contract dated October 1, 2004, for sale of LPG by Penn
              Octane Corporation to Rio Vista Operating Partnership L.P.

10.4*         Form of Unit Purchase Option between Penn Octane Corporation and
              Shore Capital LLC

10.5*         Form of Unit Purchase Option between Penn Octane Corporation and
              Jerome B. Richter

10.6*         Form of Unit Option Agreement between Rio Vista Energy Partners
              L.P. and Shore Capital LLC

10.7*         Forms of Warrants to Purchase Common Units to be issued to Penn
              Octane warrantholders

10.8*         Form of Voting Agreement among Penn Octane Corporation, Jerome B.
              Richter and Shore Capital LLC

10.9          Employment Agreement between Penn Octane Corporation and Richard
              Shore, Jr. dated effective May 13, 2003

21            List of Subsidiaries of Rio Vista Energy Partners L.P.



* Previously filed as an exhibit to the Form 10 filed August 26, 2004 (SEC File No. 0-50394).


23.1*         Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 8.1)

99.1          Rio Vista Energy Partners L.P. Information Statement dated
              September 17, 2004

99.2*         Fairness Opinion of Houlihan Lokey Howard & Zukin Financial
              Advisors, Inc.



* Previously filed as an exhibit to the Form 10 filed August 26, 2004 (SEC File No. 0-50394).